Exhibit 10.1

March 8, 2017

Jack E. Golsen

Executive Chairman

LSB Industries, Inc.

16 South Pennsylvania

Oklahoma City, OK 73107

Re:

Termination of that certain Continuation Agreement dated April 1, 1981, as amended July 15, 1982, May1, 1991 and March 1, 1993 by and between Jack E. Golsen and LSB Industries, Inc. (the “Continuation Agreement”)

Dear Mr. Golsen,

On February 14, 2017, the Board of Directors of LSB Industries, Inc., by a unanimous vote of the disinterested Directors, approved the termination of the referenced Continuation Agreement. and directed Mr. Greenwell and I to provide notice of such termination.

Pursuant to section 8(b) of the Continuation Agreement, please accept this letter as written notice of the termination of the Continuation Agreement.  The termination shall be effective immediately upon delivery of this letter.

Please let us know if you have any questions or comments related to this matter.

Very truly yours,

/s/ Daniel Greenwell	/s/ Michael Foster
Daniel D. Greenwell	Michael J. Foster
Chief Executive Officer and President	Senior Vice President, General Counsel & Secretary